UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2021

Farmer Bros. Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1912 Farmer Brothers Drive, Northlake, Texas 76262
(Address of Principal Executive Offices) (Zip Code)

888 301-0489

(Registrant’s Telephone Number, Including Area Code)

None

(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1.00 par value	FARM	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2021, Farmer Bros. Co. (the “Company”) notified Jennifer H. Brown that Ms. Brown has been separated from the Company effective immediately. The Company expects that Ms. Brown’s various duties will be divided among other officers of the Company.

In connection with the separation of Ms. Brown from the Company, Ms. Brown and the Company have entered into a General Release and Separation Agreement, dated October 21, 2021 (the “Severance Agreement”). Pursuant to the terms of the Severance Agreement, which includes a general release of claims by Ms. Brown in favor of the Company, Ms. Brown will be eligible to receive the following payments and benefits in connection with her termination of employment: (a) an amount reflecting the equivalent of nine (9) months base salary, equal to $251,250.00 in total, which amount shall be paid in regular bi-weekly installments on the Company’s regular pay dates, (b) partially Company-paid COBRA coverage under the Company’s health care plan for nine (9) months, and (c) outplacement assistance at the expense of the Company in an amount of up to $15,000, each as more fully described in Exhibit 10.1

The foregoing description of the Severance Agreement is not, and does not purport to be, complete and is qualified in its entirety by reference to a copy of the Severance Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	General Release and Separation Agreement, dated October 21, 2021

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    October 22, 2021

FARMER BROS. CO.

By:	/s/ Scott R. Drake
Scott R. Drake
Chief Financial Officer (principal financial officer)